AMENDMENT NO.2 TO LICENSE AGREEMENT

This Amendment No. 2 to License Agreement and Amendment No.1 to License Agreement is dated as of May 20, 2009 (the “Effective Date”) and made among:

(1)New World IP, LLC a limited liability company organized under the laws of the State of Delaware and a direct subsidiary of Full Circle Partners, LP, whose principal offices are located at 800 Westchester Avenue, Suite S-620, Rye Brook, NY  10573 (“Licensor”);

and

(2) Zoo Publishing, Inc., a corporation organized under the laws of the State of New Jersey, whose principal offices are located at 3805 Edwards Road, Suite 605, Cincinnati, Ohio 45209 (“Publisher”).

and

 Zoo Entertainment Inc., a corporation organized under the laws of the State of Delaware,  whose principal offices are located at 2121 Avenue of the Stars, Suite 2250  Los Angeles, CA  90067 (“Parent”).

WHEREAS:

(a) Licensor, Publisher and Parent entered into a License Agreement dated as of May 1, 2009 (the “Agreement”) and;

(b) Licensor, Publisher and Parent amended the Agreement as documented in Amendment No.1 to License Agreement dated as of May 8, 2009 (the “First Amendment”) and;

(c) Licensor, Publisher and Parent desire to amend the Agreement, as amended, as set forth herein.

(d) Terms used but not defined herein shall have the meanings given them in the Agreement.

NOW, THEREFORE, in consideration of covenants and agreements herein contained, the parties hereto hereby agree as follows:

1. The Agreement is hereby amended by adding the following:

“1.7           The Publisher unconditionally releases all rights granted under Section 1 of the Agreement to the Game International Cricket Captain and any variation of such title (“ICC Game”) to provide for the sale of ICC Game to Childish Things Limited, a company registered and incorporated in England and Wales.”

“6.9           Proceeds of the sale of ICC Game as described in Section 1.7 will be used to (i) satisfy all legal and other expenses incurred by the Licensor from the sale of ICC Game and; (ii) to the extent that such proceeds exceed $42,398 and all legal and other expenses incurred by the Licensor from the sale of ICC Game, proceeds of the sale of ICC  will be used to extinguish the Publisher’s obligation to the Licensor of $42,398 as described in Section 6.6 of the Agreement. The remainder of the proceeds from the sale of ICC Game (“Remaining Proceeds”) will be held in a bank account in favor of the Licensor to be used at a later date to satisfy certain future obligations of the Publisher to the Licensor under the Agreement.”

2.           The Agreement is hereby amended by amending and restating in its entirety Schedule 1 of the Agreement to have the meaning of Schedule 1 in this Amendment No. 2 to License Agreement.

3.           Except as modified hereby, the Agreement and First Amendment remain in full force and effect.

[SIGNATURE PAGE FOLLOWS]

THIS AMENDMENT NO.2 TO LICENSE AGREEMENT SHALL NOT BE DEEMED AN OFFER AND SHALL NOT BECOME EFFECTIVE UNTIL FULLY EXECUTED BY BOTH PARTIES. Neither an unsigned draft nor any written, electronic or oral statement, representation or promise by any employee of either party regarding the subject matter hereof shall be binding unless and until set forth in an executed formal agreement.

ACCEPTED AND AGREED

ZOO PUBLISHING, INC.		NEW WORLD IP, LLC.

By:	/s/ Mark E. Seremet	By :	/s/ John E. Stuart
	Name: Mark E. Seremet		Name: John E. Stuart
	Title: Chief Executive Officer		Title: Manager

ZOO ENTERTAINMENT, INC.

By :	/s/ Mark E. Seremet
Name: Mark E. Seremet
Title: Chief Executive Officer